Exhibit 99.1

news release
Contact: Domenick Cama ISBC
(973) 924-5105
dcama@myinvestorsbank.com

Investors Bancorp and Gateway Community Financial Corp. Announce Approval of Proposed Acquisition

Short Hills, N.J. - (PR NEWSWIRE) - December 30, 2013 - Investors Bancorp, Inc. (NASDAQ:ISBC) (“Investors Bancorp”) and Gateway Community Financial Corp. (“Gateway”) announced that all required regulatory approvals have been received regarding Investors Bancorp’s proposed acquisition of Gateway. The parties intend to complete the merger at the close of business on January 10, 2014.

About Investors Bancorp

Investors Bancorp, Inc. is the holding company for Investors Bank, which operates from its corporate headquarters in Short Hills, New Jersey and 129 offices located throughout New Jersey and New York.

About Gateway

Gateway Community Financial Corp. is the mid-tier holding company for GCF Bank and operates 4 branches in Gloucester County, New Jersey. As of September 30, 2013, Gateway had assets of $301.0 million, deposits of $269.4 million and a net worth of $24.9 million.